                            SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CATHAY BANCORP, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                               CATHAY BANCORP, INC.
                                777 NORTH BROADWAY
                            LOS ANGELES, CALIFORNIA 90012

To the stockholders of Cathay Bancorp, Inc.:

    We are pleased to invite you to attend the Annual Meeting of Stockholders of Cathay Bancorp, Inc. to be held at 777 North Broadway, Los Angeles, California 90012, on Monday, April 17, 2000, at 5:00 p.m., local time.

    The stockholders will be asked to elect four Class I directors of Cathay Bancorp, Inc. to serve until 2003.

    We look forward to seeing you at the Annual Meeting.

                                         Sincerely yours,


                                         Wilbur K. Woo
                                         Secretary

                             CATHAY BANCORP, INC.
                              777 NORTH BROADWAY
                         LOS ANGELES, CALIFORNIA 90012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 17, 2000
                                ----------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cathay Bancorp, Inc. ("Bancorp") will be held at 777 North Broadway, Los Angeles, California 90012, on Monday, April 17, 2000, at 5:00 p.m., local time, to elect four Class I directors of Bancorp to serve until the 2003 annual meeting of stockholders and their successors have been elected and qualified, and to consider such other matters as may properly come before the Annual Meeting or any adjournments of the Annual Meeting. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         The Board of Directors has selected March 3, 2000 as the record date (the "Record Date") for the Annual Meeting. Holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

         Please vote, sign and date the enclosed Proxy card and return it in the accompanying envelope, which does not require postage if mailed in the United States. IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

         You are invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may choose to revoke your Proxy and vote in person at the meeting. If you do so, your Proxy card will be disregarded.

                                       By Order of the Board of Directors

                                       Wilbur K. Woo
                                       Secretary


Los Angeles, California
March 16, 2000

                            CATHAY BANCORP, INC.
                             777 NORTH BROADWAY
                       LOS ANGELES, CALIFORNIA 90012

-------------------------------------------------------------------------------
                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 17, 2000
-------------------------------------------------------------------------------

                                 GENERAL

         This Proxy Statement is being furnished to the holders of record of Common Stock of Cathay Bancorp, Inc., a Delaware corporation ("Bancorp"), in connection with the solicitation of proxies, including the proxy granted by the enclosed Proxy card, by the Bancorp Board of Directors for use at the 2000 Annual Meeting of Stockholders of Bancorp to be held on Monday, April 17, 2000 and at any adjournments of the Annual Meeting (the "Annual Meeting"). At the Annual Meeting, Bancorp stockholders will be asked to elect four Class I directors to serve until the 2003 annual meeting of stockholders and their successors have been elected and qualified, and to consider any other business that may properly be brought before the Annual Meeting.

         Stockholders are urged to vote by completing the enclosed Proxy card and returning it signed and dated in the enclosed postage-prepaid envelope. If the enclosed Proxy card is properly completed and is received by Bancorp before the voting, the shares of Common Stock represented by the Proxy card will be voted as directed on the Proxy card. If no direction is made, the shares will be voted FOR the election of each of the nominees named below as directors. Under Delaware law, the inspector of elections for the Annual Meeting may consider evidence that he deems to be reliable to reconcile proxies and ballots submitted by banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the recordholder to cast or more votes than the stockholder holds of record.

         The Bancorp Board of Directors knows of no additional proposal that will be presented for consideration at the Annual Meeting. The persons designated as proxy holders reserve the right to vote the shares in accordance with their best judgment on any proposal that does properly come before the Annual Meeting or to vote the shares for other persons if any nominee for director becomes unavailable to serve.

         A proxy may be revoked at any time before its exercise by filing a written notice of revocation with the Secretary of Bancorp or by delivering to the Secretary of Bancorp a later signed and dated Proxy card. A proxy may also be revoked if the person executing the Proxy card is present at the Annual Meeting and decides to vote in person. This Proxy Statement and the enclosed Proxy card were first mailed to stockholders on or about March 16, 2000.

                              QUORUM AND VOTING

         The Board of Directors has fixed the close of business on March 3, 2000 (the "Record Date") as the date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 9,044,624 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock registered in the stockholder's name. Cumulative voting is NOT available for the election of directors.

         It is important that stockholders be represented in person or by proxy at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business. If insufficient shares are represented at the Annual Meeting to constitute a quorum or to elect the nominees for director, the Annual Meeting may be adjourned to permit further solicitation of proxies.

         Abstentions and broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) are counted for purposes of establishing a quorum but will not be counted, and will have no effect, in determining whether a nominee or the nominees have been elected. Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Plurality means that persons who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.

                         PRINCIPAL HOLDERS OF SECURITIES

         Based on a Schedule 13G/A filed with Bancorp and with the Securities and Exchange Commission (the "SEC"), the entity listed in the following table is a beneficial owner of more than five percent of the Common Stock. Bancorp is not aware of any other person or group who beneficially owned more than five percent of Common Stock on the Record Date.

                                             AMOUNT AND NATURE
                                             OF BENEFICIAL OF                PERCENT OF
           NAME AND ADDRESS OF                 OWNERSHIP OF                  COMMON STOCK
            BENEFICIAL OWNER                   COMMON STOCK                BENEFICIALLY OWNED
Cathay Bank Employee Stock                       579,654 1/                      6.41%
     Ownership Plan and Trust ("ESOPT")
777 North Broadway
Los Angeles, California 90012



---------------------------------
1/ Shares of Common Stock beneficially owned by the ESOPT are allocated on an annual basis among ESOPT participants. Once shares of Common Stock are so allocated, each participant has the power to direct the vote of his or her allocated shares; the ESOPT Committee has sole power to vote and dispose of all unallocated shares of Common Stock beneficially owned by the ESOPT. As of the Record Date, the ESOPT held 8,004 unallocated shares of Common Stock. As of the Record Date, Messrs. Cheng, Chan, Ching, Poon and Tang were members of the ESOPT Committee.

         As of the Record Date, directors and officers of Bancorp and their affiliates (including the ESOPT) were entitled to vote approximately 1,735,848 shares of Common Stock, representing approximately 19.19% of the outstanding shares of Common Stock. If shares held by the ESOPT that have been allocated to persons other than directors and officers of Bancorp are excluded from such total, as of the Record Date the directors and officers of Bancorp were entitled to vote 1,250,548 shares of Common Stock, representing approximately 13.83% of the outstanding shares of Bancorp. Bancorp has been informed that the directors and officers of Bancorp intend to vote FOR each of the nominees for director.

                           ELECTION OF DIRECTORS

         Pursuant to Bancorp's Certificate of Incorporation, Bancorp's Board of Directors may consist of between three and 25 directors. The Board currently consists of eleven directors, each of whom is also a director of Cathay Bank, a California-chartered bank and wholly owned subsidiary of Bancorp. The Board has three classes of directors. The term of office of each class of directors is three years. The current term of the Class I directors will expire at the 2000 Annual Meeting of Bancorp stockholders, the current term of the Class II directors will expire at the 2001 Annual Meeting of Bancorp stockholders and the current term of the Class III directors will expire at the 2002 Annual Meeting of Bancorp stockholders.

         The stockholders of Bancorp are being asked to elect four Class I directors of Bancorp, who will hold office until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified. It is intended that votes will be cast pursuant to the Proxy card FOR the four nominees named below, all of whom are currently directors of Bancorp and of Cathay Bank and have served continuously in these capacities since the dates indicated opposite their respective names. If any nominee named in this Proxy Statement becomes unavailable for any reason, or if any vacancy on the Bancorp Board of Directors should occur before the election, the shares represented by any proxy voting for that nominee will be voted for the person, if any, that may be designated by the Board of Directors to replace that nominee or to fill that vacancy on the Board. The Board of Directors, however, has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The Board of Directors recommends a vote FOR the four nominees for director named below.

         The following table sets forth the periods each current director has served as a director of Bancorp and of Cathay Bank, and the principal occupations of each director and each officer named in the Summary Compensation Table below for at least the past five years. It also sets forth information, as of the Record Date, with respect to the beneficial ownership, as that term is defined under rules and regulations of the SEC, of the outstanding Common Stock by each director, each officer named in the Summary Compensation Table below and all the directors and officers of Bancorp as a group.

         The information set forth in the following table as to shares of Common Stock owned has been furnished by each director and named officer.



                                                                                                   COMMON
                                                                                                    STOCK          PERCENTAGE
                                                                                 DIRECTOR        BENEFICIALLY       OWNERSHIP
                                                       PRINCIPAL                    OF             OWNED ON            ON
                                                    OCCUPATIONS AND               BANCORP           MARCH 3,         MARCH 3,
        NAME                          AGE             DIRECTORSHIP                 SINCE             2000              2000
Nominees for Election at
Annual Meeting for the
Term Ending in 2003
(Class I):
-------------------------

Michael M.Y. Chang                     63     Director of Cathay Bank since        1990            146,424 1/        1.62% 1/
                                              1983; self-employed attorney at
                                              law since 1971.

Patrick S.D. Lee                       65     Director of Cathay Bank since        1990             64,886 2/        0.72% 2/
                                              1983; Director of Cathay
                                              Investment Company ("CIC") since
                                              1984; President of T.C.
                                              Construction Corporation from
                                              1972 through 1997 (construction
                                              and development of commercial
                                              and residential real estate);
                                              Vice President of T.C. Realty,
                                              Inc. (property management).

Anothony M. Tang                       46     Executive Vice President of          1990            214,243 3/        2.37% 3/
                                              Bancorp since 1994; Assistant
                                              Secretary of Bancorp since 1991;
                                              Chief Financial Officer and
                                              Treasurer of Bancorp since 1990;
                                              and Senior Vice President of
                                              Bancorp from 1990 until 1994.
                                              Chief Lending Officer of Cathay
                                              Bank since 1985; director of
                                              Cathay Bank since 1986; Assistant
                                              Secretary of Cathay Bank since
                                              1994; and Senior Executive Vice
                                              President of Cathay Bank since
                                              December 1998. Senior Vice
                                              President of Cathay Bank from 1990
                                              until 1994; and Executive Vice
                                              President of Cathay Bank from
                                              1994 to December 1998.

Thomas G. Tartaglia                    76     Director of Cathay Bank since        1990            17,516 4/         0.19% 4/
                                              1986; formerly Executive Vice
                                              President of Cathay Bank from
                                              1984 until 1990.




                                                                                                   COMMON
                                                                                                    STOCK          PERCENTAGE
                                                                                 DIRECTOR        BENEFICIALLY       OWNERSHIP
                                                       PRINCIPAL                    OF             OWNED ON            ON
                                                    OCCUPATIONS AND               BANCORP           MARCH 3,         MARCH 3,
        NAME                          AGE             DIRECTORSHIP                 SINCE             2000              2000
Directors Currently
Serving Term Ending
in 20001 (Class II):
-------------------------

Ralph Roy Buon-Cristiani               74     Director of Cathay Bank since        1990            124,037 5/        1.37% 5/
                                              1981; retired doctor of
                                              veterinary medicine.

Kelly L. Chan 10/                      53     Director of Cathay Bank since        1990             90,995 6/        1.01% 6/
                                              1981; owner of interest in
                                              Phoenix Bakery, Inc., a retail
                                              bakery in Los Angeles, Cali-
                                              fornia, since 1984.

Dunson K. Cheng                        55     Chairman of the Board of             1990            166,830 7/        1.84% 7/
                                              Directors of each of Bancorp,
                                              Cathay Bank and CIC since
                                              1994; President of Bancorp
                                              since 1990; President of Cathay
                                              Bank since 1985 and director of
                                              Cathay Bank since 1982; Secretary
                                              of CIC from 1985 until 1994; President
                                              of CIC since 1999; Chief Executive
                                              Officer of CIC since 1995 and director
                                              of CIC since 1984.

Chi-Hung Joseph Poon                   53     Director of Cathay Bank since        1990            19,714 8/         0.22% 8/
                                              1981; Director of CIC since
                                              1984; Secretary and Chief
                                              Financial Officer of CIC from
                                              1994 to 1998; President of Edward
                                              Properties, Inc. since 1981
                                              (real estate development).

Directors Currently
Serving Term Ending
in 2002 (Class III):
---------------------------------

George T.M. Ching                      85     Vice-Chairman of the Board of        1990            103,521 9/        1.14% 9/
                                              Directors of Bancorp since 1990;
                                              Vice-Chairman of the Board of
                                              Directors of Cathay Bank since
                                              1985, President of Cathay Bank
                                              from 1962 until 1985 and director
                                              of Cathay Bank since 1962;
                                              President of CIC from 1985 until
                                              1999 and director of CIC since 1984.

Wing K. Fat 10/                        73     Director of Cathay Bank since        1990            128,262 11/       1.42% 11/
                                              1972; owner of interest in a
                                              Chinese-American restaurant in
                                              Sacramento, California, for over
                                              40 years.



                                                                                                   COMMON
                                                                                                    STOCK          PERCENTAGE
                                                                                 DIRECTOR        BENEFICIALLY       OWNERSHIP
                                                       PRINCIPAL                    OF             OWNED ON            ON
                                                    OCCUPATIONS AND               BANCORP           MARCH 3,         MARCH 3,
        NAME                          AGE             DIRECTORSHIP                 SINCE             2000              2000
Wilbur K. Woo                         84      Secretary of Bancorp since 1990;     1990            158,329 12/       1.75% 12/
                                              Secretary of the Board of
                                              Directors of Cathay Bank since
                                              1980 and director of Cathay Bank
                                              since 1978; Chief Financial
                                              Officer and Secretary of CIC
                                              since 1998 and a director of CIC
                                              since 1987.

Other Named Officers:
---------------------------------

Irwin Wong                            51      Executive Vice President-Branch                      5,787 13/         0.06% 13/
                                              Administration for Cathay Bank
                                              since 1999; Senior Vice
                                              President-Branch Administration
                                              of Cathay  Bank from 1989  until
                                              1999; and Vice President-Branch
                                              Administration for Cathay Bank
                                              from 1988 until 1989.

John Chen                             65      Executive Vice President, Northern                   0                 --
                                              California for Cathay Bank since
                                              January 1998 and a consultant to
                                              Cathay Bank from October 1997
                                              until December 1997. Senior Vice
                                              President-District Manager for
                                              Bank of America, from 1993 until
                                              1996 and a consultant to Bank of
                                              America from 1996 until December
                                              1997.

Elena Chan                            49      Chief Financial Officer of Cathay                    11,590 14/        0.13% 14/
                                              Bank since 1992; and Internal Auditor
                                              of Cathay Bank from 1985 to 1992.

All  directors and officers as                                                                     1,258,572 15/     13.90% 15/
a group (19 persons)


----------------------------

1/ Includes approximately 30,685 shares held by Mr. Chang and his wife, approximately 31,236 shares held by Mr. Chang as custodian for his children, approximately 32,200 shares held by Mr. Chang's wife, as custodian for their children, 52,203 shares held by the Michael and Judy Chang Family Trust and 100 shares issuable under currently exercisable options.

2/ Consists of 64,786 shares held by Mr. Lee as trustee of the Lee Trust and 100 shares issuable under currently exercisable options.

3/ Includes 23,349 shares held by Mr. Tang as custodian for his children, approximately 56,344 shares held by Mr. Tang's wife, approximately 18,283 shares held by the ESOPT which have been allocated to Mr. Tang's account through the Record Date, 1,082 shares issuable under currently exercisable options and 8,004 shares held as unallocated shares by the ESOPT. Mr. Tang is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

4/ Consists of 12,852 shares held by the Thomas G. Tartaglia Trust and 4,664 shares held by the ESOPT which have been allocated to Mr. Tartaglia's account through the Record Date.

5/ Includes 15,582 shares which Dr. Buon-Cristiani holds as custodian for his grandchildren and 100 shares issuable under currently exercisable options.

6/ Includes approximately 14,572 shares held by the Kelly and Barbara Chan Living Trust, 1,750 shares held by Mr. Chan's wife, approximately 4,428 shares held by Mr. Chan as custodian for his children, approximately 6,671 shares held by Chansons Properties, 50,000 shares held as Trustee of the WHFC Chan Grandchildren Sprinkling Trust, 100 shares issuable under currently exercisable options and 8,004 shares held as unallocated shares by the ESOPT. Mr. Chan is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

7/ Includes approximately 58,106 shares held by the Dunson Cheng and Cynthia Cheng Trust, approximately 21,134 shares held by the ESOPT which have been allocated to Mr. Cheng's account through the Record Date, 3,500 shares issuable under currently exercisable options and 8,004 shares held as unallocated shares by the ESOPT. Mr. Cheng is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

8/ Includes 100 shares issuable under currently exercisable options and 8,004 shares held as unallocated shares by the ESOPT. Mr. Poon is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

9/ Includes 86,557 shares held by the Ching Family Trust, approximately 3,261 shares held by Mr. Ching's wife and 8,004 shares held as unallocated shares by the ESOPT. Mr. Ching is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.

10/    Kelly L. Chan is the nephew, by marriage, of Wing K. Fat.

11/ Includes approximately 58,389 shares held by Fat Family Trust, approximately 64,854 shares held by Frank Fat, Inc., and approximately 4,918 shares held by Frank Fat Properties.

12/ Consists of 158,229 shares held by Mr. Woo as trustee of a living trust established by Mr. Woo and his wife and 100 shares issuable under currently exercisable options.

13/ Includes approximately 4,205 shares held by the ESOPT which have been allocated to Mr. Wong's account through the Record Date and 780 shares issuable under currently exercisable options.

14/ Includes approximately 10,782 shares held by the ESOPT which have been allocated to Ms. Chan's account through the Record Date and 566 shares issuable under currently exercisable options.

15/ Includes a total of 86,347 held by the ESOPT that have been allocated to the directors and officers through the Record Date, 8,004 shares held as unallocated shares by the ESOPT and 8,024 shares issuable under currently exercisable options.

                              THE BOARD OF DIRECTORS

         Regular meetings of the Bancorp Board of Directors are generally held on a monthly basis, while special meetings are called when necessary. The Bancorp Board of Directors held 13 meetings during 1999. During the fiscal year ended December 31, 1999, each director attended 75% or more of the meetings of the Bancorp Board.

         During the fiscal year ended December 31, 1999, the Bancorp Board of Directors had four standing committees, the Audit Committee, the Executive Committee, the ESOPT Committee and the Equity Incentive Plan Committee. The Bancorp Board of Directors does not have a nominating committee or a committee performing similar functions.

AUDIT COMMITTEE

         During the fiscal year ended December 31, 1999, the Audit Committee consisted of Ralph Roy Buon-Cristiani (Chairman), Kelly L. Chan, Michael M.Y. Chang and Thomas Tartaglia. Mr. Cheng also served on the Audit Committee ex-officio in his capacity as President and chief executive officer. This committee oversees Bancorp's financial reporting on behalf of the Bancorp Board of Directors; selects and recommends to the Bancorp Board of Directors the independent auditors who will perform the annual audit; reviews with the independent auditors the proposed scope of, fees for and results of the annual audit; reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors and Bancorp management; considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service and the effect of non-audit services on the independence of the independent auditors; and performs any other tasks assigned to it by the Board of Directors. The Audit Committee met 18 times during 1999 and each committee member attended 75% or more of the meetings of this committee.

EXECUTIVE COMMITTEE

         During the fiscal year ended December 31, 1999, the Executive Committee consisted of Dunson K. Cheng (Chairman and serving in an ex-officio capacity, as President and chief executive officer of Bancorp), George T.M. Ching, Anthony M. Tang and Thomas G. Tartaglia. This committee has been delegated authority to exercise all powers of the Bancorp Board of Directors in the intervals between Board meetings, except those powers delegated to other committees and those that by statute, charter or bylaws are reserved to the full Board of Directors. The Executive Committee met 12 times during 1999 and each committee member attended 75% or more of the meetings of this committee.

ESOPT COMMITTEE

         During the fiscal year ended December 31, 1999, the ESOPT Committee consisted of Dunson K. Cheng (Chairman), Kelly L. Chan, George T.M. Ching, Chi-Hung Joseph Poon and Anthony M. Tang. This committee has been delegated authority to administer the ESOPT in accordance with plan provisions and applicable governmental regulations. It is responsible for, among other things, the investment and management of the ESOPT's assets. The ESOPT Committee met twice during 1999 and each committee member attended the meeting.

EQUITY INCENTIVE PLAN COMMITTEE

         During the fiscal year ended December 31, 1999, the Equity Incentive Plan Committee consisted of Chi-Hung Joseph Poon (Chairman), Ralph Roy Buon-Cristiani, Michael M.Y. Chang and Wing K. Fat. This committee has the authority to select participants, including executive officers and directors, of Bancorp and its subsidiaries to receive awards under the Cathay Bancorp Inc. Equity Incentive Plan (the "Equity Incentive Plan") and has broad discretion to determine the amount and types of awards, and the terms and conditions of individual awards. The Equity Incentive Plan Committee met four times during 1999 and each committee member attended 75% or more of the meetings of this committee.

COMPENSATION OF DIRECTORS

         The persons currently serving as directors of Bancorp are the same persons who currently serve as directors of Cathay Bank. As a result, the current policy for compensation of directors is that Cathay Bank pays each Cathay Bank director who is not also a full-time officer of Bancorp, Cathay Bank or CIC an annual fee of $14,100 plus $200 for each Cathay Bank Board committee meeting (other than loan committee meetings) and $250 for each Cathay Bank Board loan committee meeting attended by the director. In 1999, Cathay Bank also paid each Cathay Bank non-employee director a $4,860 bonus. CIC currently pays each of its directors who is not a full-time officer of CIC, Bancorp or Cathay Bank an fee of $200 for each of its Board of Directors meetings attended. Bancorp, Cathay Bank and CIC reimburse directors for out-of-pocket expenses incurred in attending meetings of the Boards of Directors and Board committees and in traveling on company business. In addition to director fees paid to such persons, in 1999, Cathay Bank paid $16,858 to Mr. Woo as salary for his service as an officer, and CIC paid $25,286 to Mr. Ching as an officer.

         Directors are also eligible to receive stock option grants and restricted stock awards under the Equity Incentive Plan. In 1998, each non-employee director was granted nonqualified stock options to purchase 500 shares of Bancorp Common Stock at an exercise price of $33.00 per share (which was the per share fair market value of the Bancorp Common Stock on the date of grant). Such options become exercisable in 20% increments over a five-year period and terminate ten years from the date of grant (subject to early termination in the event of termination of directorship, disability or death). There were no option grants to directors in 1999.

                  INFORMATION CONCERNING MANAGEMENT COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

         The following tables sets forth information regarding the compensation for services in all capacities paid or accrued for the calendar year ended December 31, 1999, by Bancorp or Cathay Bank (a) to the chief executive officer of Bancorp and (b) to the four most highly compensated executive officers of either Bancorp or Cathay Bank.


                           SUMMARY COMPENSATION TABLE


                                                                                       Long Term
                                                                                     Compensation
                                                     Annual Compensation                Awards
                                           --------------------------------------------------------
                                                                          Other
                                                                          Annual      Securities        All Other
                                                                         Compen-      Underlying         Compen-
      Name and Principal         Year          Salary         Bonus     sation 2/       Options          sation
           Position                            ($)1/           ($)         ($)            (#)              ($)
----------------------------------------------------------------------------------------------------------------------------
Dunson K. Cheng, Chairman of     1999         $393,316      $460,000     $4,208            --             $16,758 3/
the Board of Directors,
President and chief executive    1998          366,354       380,000      3,657          17,500            15,933 4/
officer of Bancorp and Cathay
Bank                             1997          339,217       300,000      4,613            --              14,818 5/
----------------------------------------------------------------------------------------------------------------------------
Anthony M. Tang, Executive       1999          169,361       175,237       --              --              16,271 6/
Vice-President and Chief
Financial Officer/Treasurer      1998          160,930       133,608       --             5,410            15,301 7/
of Bancorp and Senior
Executive Vice-President and     1997          150,500       110,000       --              --              15,190 8/
Chief Lending Officer of
Cathay Bank
----------------------------------------------------------------------------------------------------------------------------
Irwin Wong, Executive            1999          115,008       106,781        966            --              15,269 9/
Vice-President for Branch
Administration of Cathay         1998          105,773        77,992        637           3,900            14,406 10/
Bank
                                 1997           98,636        62,465        710            --              14,327 11/
----------------------------------------------------------------------------------------------------------------------------
John Chen, Executive             1999          124,500        52,898       --              --                 639 12/
Vice-President, Northern
California of Cathay             1998          120,000        36,000       --             3,380               513 13/
Bank
                                 1997           20,000 14/      --         --              --                  --
----------------------------------------------------------------------------------------------------------------------------
Elena Chan, Senior               1999          102,405        99,718       --              --              12,639 15/
Vice-President and Chief
Financial Officer of Cathay      1998           96,608        71,075       --             2,830            11,827 16/
Bank
                                 1997           90,736        61,800       --              --              11,652 17/



1/ Includes  amounts  deferred by the named officers under the Cathay
   Bancorp's 401(k) Profit Sharing Plan (the "401(k) Plan").

2/ The amounts reported in this column reflect the incremental cost to Bancorp of automobiles provided to the named officers. Excludes other perquisites and personal benefits paid to each named officer as such other perquisites and personal benefits, in each instance, were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth above.

3/ This amount consists of $1,191 in group life insurance premiums, $2,770 in health insurance premiums, $7,797 in employer contribution to the ESOPT and $5,000 in employer contribution under the 401(k) Plan.

4/ This amount consists of $1,064 in group life insurance premiums, $2,690 in health insurance premiums, $7,313 in employer contribution to the ESOPT and $4,866 in employer contribution under the 401(k) Plan.

5/ This amount consists of $1,758 in group life insurance premiums, $2,873 in health insurance premiums and $7,328 in employer contribution to the ESOPT and $2,859 in employer contribution under the 401(k) Plan.

6/ This amount consists of $1,081 in group life insurance premiums, $3,991 in health insurance premiums, $7,821 in employer contribution to the ESOPT and $3,378 in employer contribution under the 401(k) Plan.

7/ This amount consists of $875 in group life insurance premiums, $3,872 in health insurance premiums, $7,335 in employer contribution to the ESOPT and $3,219 in employer contribution under the 401(k) Plan.

8/ This amount consists of $1,570 in group life insurance premiums, $3,727 in health insurance premiums, $7,350 in employer contribution to the ESOPT and $2,543 in employer contribution under the 401(k) Plan.

9/ This amount consists of $1,195 in group life insurance premiums, $3,991 in health insurance premiums, $7,783 in employer contribution to the ESOPT and $2,300 in employer contribution under the 401(k) Plan.

10/ This amount consists of $1,120 in group life insurance premiums, $3,872 in health insurance premiums, $7,299 in employer contribution to the ESOPT and $2,115 in employer contribution under the 401(k) Plan.

11/ This amount consists of $1,607 in group life insurance premiums, $3,743 in health insurance premiums, $7,314 in employer contribution to the ESOPT and $1,663 in employer contribution under the 401(k) Plan.

12/  This amount consists of $639 in group life insurance premiums.

13/  This amount consists of $513 in group life insurance premiums.

14/ Mr. Chen became a consultant to Cathay Bank in October 1997. Amount shown reflects his consulting fee for the period from October 1, 1997 to December 31, 1997. Mr. Chen became the Executive Vice President, Northern California of Cathay Bank on January 1, 1998.

15/ This amount consists of $1,035 in group life insurance premiums, $1,725 in health insurance premiums, $7,831 in employer contribution to the ESOPT and $2,048 in employer contribution under the 401(k) Plan.

16/ This amount consists of $873 in group life insurance premiums, $1,678 in health insurance premiums, $7,344 in employer contribution to the ESOPT and $1,932 in employer contribution under the 401(k) Plan.

17/ This amount consists of $1,307 in group life insurance premiums, $1,738 in health insurance premiums, $7,078 in employer contribution to the ESOPT and $1,529 in employer contribution under the 401(k) Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

         In 1999, the Company made no option grants to the individuals named in the above Summary Compensation Table and had no outstanding stock appreciation rights. The following table summarizes options exercises during 1999, and the number of all options and the value of all in-the-money options held at the end of 1999, by the individuals named in the above Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                               Number of Securities
                                                              Underlying Unexercised          Value of Unexercised
                                                                Options at End of            In-the-Money Options at
                            Shares                               Fiscal 1999 (#)            End of Fiscal 1999 ($)(2)
                          Acquired on       Value          -----------------------------    --------------------------
         NAME             Exercise(#)    Realized($)(1)      Exercisable/Unexercisable       Exercisable/Unexercisable
         ----            -------------   --------------    -----------------------------    --------------------------
Dunson K. Cheng              -0-             -0-                    3,500/14,000                $28,000/$112,000
Anthony M. Tang              -0-             -0-                    1,082/ 4,328                $ 8,656/$34,624
Irwin Wong                   -0-             -0-                      780/ 3,120                $ 6,240/$24,960
John Chen                    676           $2,577                      -0-/2,704                $   -0-/$21,632
Elena Chan                   -0-             -0-                      566/ 2,264                $ 4,528/$18,112
---------

1/ Based on the market value of the underlying securities at the exercise date, less the exercise price.

2/ Based on the market value of the underlying securities at year end, less the exercise price.

CATHAY BANCORP, INC. 401(K) PLAN

         In 1997, the Board approved the Cathay Bancorp, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), which began on March 1, 1997. Salaried employees who have completed one year of service and have attained the age of 21 are eligible to participate. Enrollment dates are on January 1st and July 1st of each year. Participants may contribute up to 15% of their compensation for the year, not to exceed the dollar limit set by the Internal Revenue Service (the "IRS"). Participants may change their contribution election on the enrollment dates. Bancorp matches 50% of the participants' contribution up to 4% of their compensation. The vesting schedule for matching contribution is 0% for less than two years of service, 25% after two years of service and from then on, at an increment of 25% each year until 100% vested after five years of service. In 1999, Bancorp's contribution amounted to $186,736. The 401(k) Plan allows participants to withdraw all or part of their vested amount in the 401(k) Plan due to certain financial hardships as designed by the IRS. Participants may also borrow up to 50% of the vested amount, up to a maximum of $50,000. The minimum loan amount is $1,000.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors of Bancorp has a committee administering the Equity Incentive Plan, but does not have a compensation committee. No executive officer is separately compensated for services rendered to Bancorp. With the exception of Mr. Wong, Mr. Chen and Ms. Chan, the executive officers hold positions with both Bancorp and Cathay Bank. Accordingly, decisions regarding the compensation of executive officers, including the President and chief executive officer, other than the grant of awards under the Equity Incentive Plan, are made by the Compensation Committee of the Board of Directors of Cathay Bank, subject to review and approval by the Board of Directors of Cathay Bank. Decisions regarding the grant of awards under the Equity Incentive Plan to executive officers, including the President and chief executive officer, are made by the Equity Incentive Plan Committee. In the fiscal year ended December 31, 1999, the members of the Compensation Committee of Cathay Bank were Dunson K. Cheng, Chairman, George T.M. Ching, Chi-Hung Joseph Poon, Thomas G. Tartaglia and Kelly L. Chan, each of whom also was a director of Bancorp during 1999. Mr. Cheng, the chairman of the Compensation Committee of Cathay Bank, is also the Chairman, President and chief executive officer of Cathay Bank and of Bancorp. Mr. Cheng also is a member of the Boards of Directors of Cathay Bank and of Bancorp. Mr. Cheng does not participate in, and excuses himself from, those portions of any meeting of the Board of Directors or the Compensation Committee of Cathay Bank in which his compensation is discussed or established. In the fiscal year ended December 31, 1999, the members of the Equity Incentive Plan Committee were Chi-Hung Joseph Poon, Chairman, Ralph Roy Buon-Cristiani, Michael M.Y. Chang and Wing K. Fat.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee of the Board of Directors of Cathay Bank establishes general policies on executive compensation as well as the actual salary, bonus and discretionary benefits of the President and chief executive officer of Bancorp and Cathay Bank, of each Executive Vice-President of Bancorp and Cathay Bank, of the Senior Executive Vice-President of Cathay Bank, of each Senior Vice-President of Cathay Bank, and of each Regional Vice-President of Cathay Bank. Decisions by the Cathay Bank Compensation Committee are subject to review and approval by the full Board of Directors of Cathay Bank. The Equity Incentive Plan Committee selects participants, including the executive officers, of Bancorp and its subsidiaries, including Cathay Bank, to receive awards under the Equity Incentive Plan and has broad discretion to determine the amount and types of awards and the terms and conditions of individual awards.

         The compensation program for executive officers, including the President and chief executive officer, currently consists of base salary, annual cash bonus, participation in Bancorp's ESOPT (Employee Stock Ownership Plan and Trust),1/ certain matching contributions under the

--------
         1/ Participation in the ESOPT is available to all salaried employees who have completed at least two full years of service. Each participant's share of Bancorp's annual contribution to the ESOPT, including the share of each participating executive officer, is calculated by dividing the participant's total "units" by the total "units" of all ESOPT participants for that year. Each ESOPT participant is granted one "unit" for each year of service and one "unit" for each one hundred dollars of eligible compensation. The Board of Directors determines the amount of Bancorp's annual contribution to the ESOPT in light of Bancorp's earnings in the prior plan year. Bancorp's annual contribution is made in cash. The cash contributed by Bancorp to the ESOPT is invested by the ESOPT's trustees in shares of Bancorp's Common Stock. Each participant's benefits under the ESOPT consists of the cash (or cash equivalents) and shares of Bancorp's Common Stock allocated to the participant's ESOPT account in accordance with the above-described formula. Under the ESOPT, each participant's benefits are 100% vested and without risk of forfeiture. Benefits under the ESOPT are distributed to the participant in accordance with the rules of the ESOPT and generally begin when the participant attains the age of 65 (or upon death or disability) or after the lapse of five years following termination of employment.

401(k) Plan, life insurance in an amount equal to three times base salary (with a $300,000 cap) and the same medical, dental and disability benefits as provided to other Cathay Bank employees. Such officers are also eligible to participate in the Equity Incentive Plan.

         The Cathay Bank Compensation Committee and the Bancorp Equity Incentive Plan Committee believe that to reward, provide incentives to and retain capable management, each of the executive officers should receive compensation that is both competitive and reflective of Cathay Bank's and Bancorp's performance. In addition, the Compensation Committee and the Bancorp Equity Incentive Plan Committee believe individual compensation should reflect the experience, performance and responsibility level of that individual.

         As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation paid to certain officers to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the stockholders. Bancorp has not previously paid compensation at levels that would cause this limitation to apply to Bancorp, and has no current plans to do so in the future. The Compensation Committee has not adopted any formal policy concerning the possible application of this limitation, should an officer in the future appear to merit compensation in excess of the limitation. The Compensation Committee will continue to review the issue and monitor whether any such payments would be structured so as to qualify as performance-based compensation that would be deductible.

BASE COMPENSATION

         As part of the process of establishing base salaries, the Compensation Committee reviews the performance of each executive officer in relation to the overall performance of Cathay Bank and considers factors such as the experience and responsibility of each individual, including performance of special projects and assignments. Because the Committee believes that the evaluation of performance should not be reduced to a formula, the Committee considers a wide range of performance criteria, including objective factors such as earnings and profits and subjective factors such as individual performance. In establishing each executive officer's base salary, the Compensation Committee generally gives the most weight to the subjective evaluation of the performance of the individual in relation to the performance of Cathay Bank followed by a consideration of the officer's level of responsibility, experience and then an evaluation of objective performance factors, without any particular magnitude being assigned to this order of factors. The size of the base salary for each executive officer is determined by the above-mentioned subjective evaluation of the individual's performance, a comparison of the compensation levels paid to the individual in past years in relation to the individual's performance in those years and Bancorp's and Cathay Bank's general financial condition, profitability and results from operations. Bancorp's 1998 total assets increased by approximately 10% over 1997 levels, its 1998 stockholders' equity grew by approximately 15% over the 1997 figure, its return on average assets increased by 12% from 1.29% in 1997 to 1.44% in 1998, and its earnings per diluted share increased from $2.26 in 1997 to $2.74 in 1998. The Compensation Committee considered these financial performance data and the level of responsibilities in giving executive officers an increase in base salaries in April 1999 (approximately 5% to 9%). The Compensation Committee further notes that Bancorp's financial outlook has continued to improve. Bancorp's 1999 total assets increased by approximately 12% over 1998 levels, its 1999 stockholders' equity grew by approximately 14% over the 1998 figure, its return on average assets increased from 1.44% in 1998 to 1.63% in 1999 and its earnings per diluted share increased from $2.74 in 1998 to $3.36 in 1999.

         It should be noted that the Compensation Committee does not review objective data on the financial condition, profitability and results from operations of Bancorp and Cathay Bank in a vacuum. In deciding compensation levels of executives (whether it is base salary or bonuses), the Compensation Committee reviews objective data in light of the financial performance of other similar banks, Bancorp's and Cathay Bank's relative advantages and disadvantages in the banking industry and the obstacles and challenges presented to the particular executive in attempting to achieve the goals of Bancorp and Cathay Bank.

         The Compensation Committee also reviews the base compensation of executive officers in equivalent positions paid by banks considered competitive with Cathay Bank and, in particular, executive officer compensation reported in the survey issued by the California Banker's Association (the "CBA"). The CBA survey consists of a review of executive compensation at banks with total assets over $1 billion, all of which are located in California. Substantially all of Bancorp's operations are located in California and its assets were approximately $1.8 billion at December 31, 1998 and $2.0 billion at December 31, 1999. Actual base salaries (and bonuses) paid to the executive officers in fiscal 1999 compared to the median salaries in the CBA survey as follows: Chairman, chief executive officer and President -- actual base salary of $393,316 compared to the median base salary of chief executive officers in the CBA survey of $300,000 (actual bonus of $460,000 compared to the median bonus of chief executive officers in the CBA survey of $183,638); Senior Executive Vice-President and Chief Lending Officer -- actual base salary of $169,361 compared to the median base salary of chief credit officers in the CBA survey of $140,268 (actual bonus of $175,237 compared to the median bonus of chief credit officers in the CBA survey of $52,591); Executive Vice-President for Branch Administration -- actual base salary of $115,008 compared to the median base salary of branch administrators in the CBA survey of $102,000 (actual bonus of $106,781 compared to the median bonus of branch administrators in the CBA survey of $25,767); Executive Vice-President, Northern California -- actual base salary of $124,500 compared to the median base salary of branch administrators in the CBA survey of $102,000 (actual bonus of $52,898 compared to the median bonus of branch administrators in the CBA survey of $25,767); and Senior Vice-President and Chief Financial Officer -- actual base salary of $102,405 compared to the median base salary of chief financial officers in the CBA survey of $137,000 (actual bonus of $99,718 compared to the median bonus of chief financial officers in the CBA survey of $46,080).

         In addition to these surveys, the Compensation Committee considers data comparing the percentage change in cumulative total stockholder return on Bancorp's Common Stock with the percentage change in cumulative total stockholder return on the Standard & Poors 500 and the SNL Western Bank Index. See "Comparative Stock Performance" below for a graph comparing cumulative stockholder return data for Bancorp, the Standard & Poors 500 Index and the SNL Western Bank Index. The SNL Western Bank Index is a market weighted index including every publicly traded bank located in the States of Alaska, California, Hawaii, Montana, Oregon and Washington.

ANNUAL CASH BONUS

         The annual cash bonus paid to each executive officer, including the Chairman, President and chief executive officer, is determined, in the discretion of the Compensation Committee, on the basis of the over-all performance and profitability of Cathay Bank and Bancorp in the fiscal year then ending and the Committee's subjective evaluation of the individual officer's performance and responsibility in relation to company performance. Overall performance and profitability is determined with reference to the following factors listed in order of importance: net income, return on average assets, return on stockholders' equity and percentage increase or decrease in total assets, loans and deposits. The size of the annual bonus for each officer is determined by the above-mentioned evaluation of the performance of Bancorp and Cathay Bank in relation to the contributions perceived by the Compensation Committee made by the officer to achieve the overall level of financial performance of Bancorp and Cathay Bank, and by a comparison of the size of annual bonuses paid to the officer in past years with respect to the individual's performance in those years, the base salaries of the executives and the length of employment with Bancorp and Cathay Bank and the overall performance and profitability of Bancorp and Cathay Bank in those years. See also "CEO Compensation" below.

THE EQUITY INCENTIVE PLAN

         In 1998, the Board adopted, and the stockholders approved, the Equity Incentive Plan, which currently authorizes the issuance of up to 1,075,000 shares of Bancorp's Common Stock pursuant to awards granted thereunder. Awards may be granted in the form of stock options or restricted stock. The Equity Incentive Plan is intended to strengthen Bancorp by providing selected employees and directors of Bancorp and its subsidiaries, including Cathay Bank, an opportunity to participate in Bancorp's future by offering them an opportunity to acquire stock in Bancorp so as to retain, attract and motivate them. Currently, there are 40 participants in the Equity Incentive Plan. The Equity Incentive Plan Committee has the discretion to determine the number and type of awards granted, and awards generally increase as a function of higher positions of responsibility in Bancorp or its subsidiaries. Awards are made at a level calculated to be at mid-range when compared with other companies of comparable size and complexity in the California banking industry. Consideration is also given to the estimated dilutive effect of such awards on Bancorp's existing stockholders. For 1999, the Equity Incentive Plan Committee granted no stock options under the Equity Incentive Plan.

CEO COMPENSATION

         In April 1999, the Compensation Committee increased Mr. Cheng's annual base salary by approximately 7% to $393,316 and in December 1999 the Committee awarded Mr. Cheng a $460,000 cash bonus. Mr. Cheng's total base salary and bonus in 1999 was $853,316, up from $746,354 in 1998. The increase in Mr. Cheng's compensation in 1999 reflects Bancorp's and Cathay Bank's growth and improved profits. In setting Mr. Cheng's compensation, the Compensation Committee and the Equity Incentive Plan Committee considered Mr. Cheng's management ability, his growing responsibilities and the fact that Cathay Bank sustained steady growth in 1999. As an indication of such growth, Bancorp's total assets and deposits as of December 31, 1999 were up 12% and 10%, respectively, from December 31, 1998 levels, and net income increased 23% from $24,578,883 in 1998 to $30,291,193 in 1999. Although Mr. Cheng is a
member of Cathay Bank's Compensation Committee, he does not participate in, and excuses himself from, those portions of any meeting in which his compensation is discussed or established. Mr. Cheng is not a member of the Equity Incentive Plan Committee.

         Generally, Mr. Cheng's base salary is determined primarily with reference to a subjective evaluation made by the Compensation Committee of his performance in the immediately preceding year, the growth of Bancorp and Cathay Bank (a percentage increase or decrease in total assets, loans and deposits) in the immediately preceding year, the percentage increase or decrease in net income in the immediately preceding year, and a comparison of his level of compensation with chief executive officers at other banks of a similar size operating in California. The base salary and total cash compensation paid to Mr. Cheng in fiscal 1999 was $393,316 and $853,316, respectively, compared with the median base salary and total cash compensation of chief executive officers listed in the CBA survey of $300,000 and $485,298, respectively. See "Base Compensation" above for a description of the CBA survey. The bonus paid to Mr. Cheng is based generally on the performance and management of Bancorp and Cathay Bank. Specifically, in determining Mr. Cheng's bonus, the Compensation Committee considers the percentage increase or decrease in net income occurring during the year in which the bonus is paid and any growth in total assets, loans and deposits experienced during that year. The bonus paid to Mr. Cheng in fiscal 1999 was $460,000, compared with the median bonus/incentive compensation paid to chief executive officers listed in the CBA survey of $183,638. See "Base Compensation" above for a description of the CBA survey.

COMPENSATION COMMITTEE                        EQUITY INCENTIVE PLAN COMMITTEE
George T.M. Ching                             Ralph Roy Buon-Cristiani
Thomas G. Tartaglia                           Michael M.Y. Chang
Dunson K. Cheng                               Wing K. Fat
Chi-Hung Joseph Poon                          Chi-Hung Joseph Poon
Kelly L. Chan

                         COMPARATIVE STOCK PERFORMANCE

         The graph below compares the percentage change in the cumulative total stockholder return on Bancorp's Common Stock from December 31, 1994 through December 31, 1999 with the percentage change in the cumulative total return on the Standard & Poors 500 Index (the "S&P 500 Index") and the SNL Western Bank index (the "SNL Western Bank Index") for the same period. Bancorp will furnish, without charge, upon the written request of any person who is a stockholder of record as of March 3, 2000, a list of the companies included in the SNL Western Bank Index. Requests for this information should be addressed to Wilbur K. Woo, Secretary, Cathay Bancorp, Inc., 777 North Broadway, Los Angeles, California 90012. This graph assumes the investment of $100 in Bancorp's Common Stock on December 31, 1994 and an investment of $100 in each of the S&P 500 Index and the SNL Western Bank Index on that date.


                                                               Period Ending December 31,
                                      ------------------------------------------------------------------------------
Index                                    1994          1995         1996          1997        1998         1999
------------------------------------- ------------ ------------- ------------ ------------- ---------- -------------
Cathay Bancorp Inc.                     $100.00      $120.26       $157.81      $301.38       $345.01    $352.39
S&P 500                                  100.00       137.58        169.03       225.44        289.79     350.50
SNL Western Bank Index                   100.00       167.70        238.42       351.46        360.12     372.18


              INCORPORATION OF COMPENSATION AND PERFORMANCE INFORMATION

         THE INFORMATION CONTAINED IN THE ABOVE SECTIONS OF THIS PROXY STATEMENT CAPTIONED "INFORMATION CONCERNING MANAGEMENT COMPENSATION," "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION," "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMPARATIVE STOCK PERFOR-

MANCE" SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, OR ANY PART HEREOF, INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT BANCORP EXPRESSLY INCORPORATES SUCH INFORMATION IN SUCH FILING BY REFERENCE. THE INFORMATION CONTAINED IN THE ABOVE SECTIONS OF THIS PROXY STATEMENT CAPTIONED "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND "COMPARATIVE STOCK PERFORMANCE" SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR OTHERWISE BE DEEMED TO BE FILED UNDER THE 1933 ACT OR THE 1934 ACT, EXCEPT TO THE EXTENT THAT BANCORP REQUESTS THAT SUCH INFORMATION BE TREATED AS SOLICITING MATERIAL OR EXPRESSLY INCORPORATES SUCH INFORMATION IN ANY SUCH FILING BY REFERENCE.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Bancorp's executive officers and directors and persons who own more than ten percent of Bancorp's Common Stock timely file initial reports of ownership of Bancorp's Common Stock and other equity securities, and reports of changes in such ownership, with the SEC and the Nasdaq Stock Market. Bancorp has instituted procedures to receive and review such insider reports. After a review of such insider reports, Bancorp believes that all required reports have been timely filed.

                           CERTAIN TRANSACTIONS

BANKING TRANSACTIONS

         Some of the directors and officers of Bancorp or of Cathay Bank, members of their families, and the companies with which they are associated have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank's business since Cathay Bank began operations, and Cathay Bank expects to have such banking transactions in the future. All loans and commitments to lend included in these transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in Cathay Bank at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectibility or present any other unfavorable features. The aggregate balance of secured and unsecured loans made or authorized to be made directly to the directors and executive officers of Bancorp or of Cathay Bank, members of their families, and entities with which they were associated was $12,112,453 at December 31, 1999, which represented 7% of Bancorp's stockholders' equity at that date.

OFFICE LEASE

         Under a three-year lease entered into in February, 1998, T.C. Realty, Inc., a California corporation owned by Patrick S.D. Lee's spouse, leases to Cathay Bank approximately 8,912 square feet of office space in downtown Los Angeles. During 1999, Cathay Bank paid T.C. Realty, Inc. approximately $106,944 to lease this space. Annual lease payments under this lease in 2000 are expected to be approximately $128,544.

INDEMNITY AGREEMENTS

         Bancorp's Bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. In May 1991, Bancorp entered into indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp's Certificate of Incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnifications and limitations on liability permitted by the certificate of incorporation, bylaws and the indemnity agreements are subject to the limitations set forth by Delaware law.

                              INDEPENDENT AUDITORS

         KPMG LLP, independent auditors, audited Bancorp's financial statements for the fiscal year ended December 31, 1999. Representatives of KPMG LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives. In the ordinary course of its duties, the Audit Committee of the Bancorp Board of Directors is in the process of considering the selection of Bancorp's independent auditors for the year ended December 31, 2000.

                            ANNUAL REPORT ON FORM 10-K

         On or before March 31, 2000, Bancorp will file with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 1999, together with applicable financial statements and schedules. BANCORP WILL FURNISH, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A STOCKHOLDER OF RECORD AS OF MARCH 3, 2000, A COPY OF THE ANNUAL REPORT ON FORM 10-K TOGETHER WITH THE FINANCIAL STATEMENTS AND SCHEDULES. Upon written request, Bancorp will provide to any stockholder a copy of the exhibits to the Annual Report on Form 10-K. REQUESTS SHOULD BE ADDRESSED TO MONICA CHEN, ASSISTANT SECRETARY, CATHAY BANK, 777 NORTH BROADWAY, LOS ANGELES, CALIFORNIA 90012, TELEPHONE NUMBER (213) 625-4700.

                              SOLICITATION OF PROXIES

         The cost of soliciting proxies will be paid by Bancorp. In addition to use of the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by officers, directors and employees of Bancorp and its subsidiaries who will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and Bancorp will reimburse these persons for their reasonable expenses incurred in forwarding the materials.

                          STOCKHOLDER PROPOSALS FOR 2001
                          ANNUAL MEETING OF STOCKHOLDERS

         Under Bancorp's Restated Bylaws, nominations for election to the Bancorp Board of Directors and proposals for other business to be transacted by the Bancorp stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from Bancorp) only if the stockholder is entitled to vote at the meeting and has given Bancorp's Secretary timely written notice that complies with the notice requirements of the Restated Bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law and Bancorp's Restated Certificate of Incorporation and Restated Bylaws. Among other requirements, the written notice must be delivered to Bancorp's Secretary at Bancorp's principal executive offices by no later than February 16, 2001, or earlier than January 17, 2001; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

         Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the SEC under the Exchange Act (the "SEC Stockholder Proposal Rules") entitle a stockholder in certain instances to require Bancorp to include that stockholder's proposal (but not that stockholder's nominees for director) in the proxy materials distributed by Bancorp for its next annual meeting of stockholders. Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp's 2001 proxy solicitation materials must set forth the proposal in writing, file it with Bancorp's Secretary on or before November 16, 2000, and meet the other requirements for inclusion contained in the SEC Stockholder Proposal Rules.

                              OTHER MATTERS

         As of the date of this Proxy Statement, the Bancorp Board of Directors knows of no other matters to be brought before the Annual Meeting other than the proposals specifically listed in the Notice of Annual Meeting of Stockholders. Nevertheless, if further business is properly presented, the persons named as proxies on the accompanying Proxy card will vote the shares in their discretion in accordance with their best judgment.

         Whether or not you currently plan to attend the Annual Meeting in person, please mark your vote on the accompanying Proxy card, then sign, date and return the Proxy card in the enclosed postage-paid envelope as soon as possible.

                                        By Order of the Board of Directors

                                        Wilbur K. Woo
                                        Secretary

Los Angeles, California
March 16, 2000

                           CATHAY BANCORP, INC.

       PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 17, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF CATHAY BANCORP, INC.

         Dunson K. Cheng, George T.M. Ching and Wilbur K. Woo, or any of them, with full power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated on the reverse the undersigned's shares of Cathay Bancorp, Inc. common stock at the Annual Meeting of Stockholders to be held at 777 North Broadway, Los Angeles, California, at 5:00 p.m., local time, on April 17, 2000, and at any and all adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

/x/  Please mark your votes as in this example.

                                       WITHHOLD
                  FOR ALL THE         AUTHORITY
                   NOMINEES          TO VOTE FOR
                LISTED AT RIGHT          ALL
                    (EXCEPT            NOMINEES
              AS INDICATED TO THE     LISTED AT
                CONTRARY BELOW)         RIGHT

(1)  ELECTION OF                              NOMINEES:
     CLASS I                                       Michael M.Y. Chang
     DIRECTORS OF                                  Patrick S.D. Lee
     CATHAY                                        Anthony M. Tang
     BANCORP, INC.                                 Thomas G. Tartaglia


    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME OF THAT NOMINEE ON THE LINE PROVIDED BELOW.

    ------------------------------------


(2) OTHER BUSINESS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AS CLASS I DIRECTORS OF CATHAY BANCORP, INC.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR.

    The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 16, 2000.

    Please sign and return this Proxy even if you intend to be present at the Annual Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting.

    PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature of Stockholder
                         ---------------------


Signature of Stockholder                       Dated                 , 2000
                         ---------------------       ---------------


Note: Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign. Please sign exactly as name appears on the Proxy.